Exhibit 13.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The certification set forth below is being submitted in connection with the Annual Report on Form 20-F for the year ended December 31, 2007 (the “Annual Report”) for the purposes of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Eduardo Fernando Caride, the Chairman and President, and Sebastián Minoyetti, the Director of Control Management and Resources of Telefónica de Argentina S.A., each certifies that, to the best of his knowledge:

1.	the Annual Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2.	the information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of Telefónica de Argentina S.A.

Date: April 18, 2008	By:	/s/ Eduardo Fernando Caride
Name: Eduardo Fernando Caride
Title: Chairman and President

By:	/s/ Sebastián Minoyetti
Name: Sebastián Minoyetti
Title: Director of Control Management and Resources